Artesian Resources Corporation Announces Pricing of Public Offering of Common Stock

Newark, DE, May 19, 2023 – Artesian Resources Corporation (Nasdaq: ARTNA) (Artesian or the Company) announced today that it has priced a firm commitment underwritten public offering of 695,650 shares of the Company’s Class A Non-Voting Common Stock at a purchase price of $50 per share for an aggregate gross offering amount of approximately $34.8 million.  The offering is expected to close on or about May 23, 2023, subject to customary closing conditions.  The Company has also granted the underwriter a 30-day option to purchase from Artesian up to an additional 104,348 shares of Class A Non-Voting Common Stock at the public offering price, less the underwriting discount. Janney Montgomery Scott LLC is acting as sole book-running manager.
Artesian currently intends to use the net proceeds of the offering for general corporate purposes, including its capital investment program and repayment of outstanding indebtedness.
The proposed offering is being made pursuant to Artesian’s effective shelf registration statement (including a prospectus) previously filed with the Securities and Exchange Commission (SEC) on September 29, 2022 and declared effective October 12, 2022 (Registration No. 333-266821).  The offering of these securities will be made only by means of a prospectus and a related prospectus supplement. A preliminary prospectus supplement relating to the offering has been filed with the SEC. A copy of the prospectus supplement and accompanying prospectus may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or by sending a request to Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, or by e-mail at: prospectus@janney.com. Before you invest, you should read the prospectus supplement and accompanying prospectus, the registration statement, and the other documents that Artesian has filed with the SEC for more complete information about Artesian and this offering.  Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Artesian Resources
Artesian Resources Corporation operates as the holding company of wholly-owned subsidiaries offering water and wastewater services, and related business services, on the Delmarva Peninsula. Artesian Water Company, the principal subsidiary, is the oldest and largest regulated water utility on the Delmarva Peninsula and has been providing water service since 1905. Artesian supplies 8.7 billion gallons of water per year through 1,442 miles of water main to over a third of Delawareans.

Forward Looking Statements:
This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the completion, timing and size of Artesian’s proposed public offering and the intended use of proceeds. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. While Artesian may elect to update its forward-looking statements, Artesian specifically disclaims any obligation to do so and you should not rely on any forward-looking statements as a representation of Artesian’s views as of any date subsequent to the date of this release.  More information concerning forward-looking statements can be found in Artesian’s SEC filings with the SEC at www.sec.gov.

              Contact:
              Nicki Taylor
              Investor Relations
              (302) 453-6900
              ntaylor@artesianwater.com